EXHIBIT 11.1

                      AMERICAN MOBILE SATELLITE CORPORATION
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                    COMPUTATIONS OF EARNINGS PER COMMON SHARE
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                    (in thousands, except per share amounts)
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

                                                                   Three Months
                                                                  Ended March 31,

                                                                1998           1997
                                                                ----           ----
BASIC EARNINGS PER SHARE CALCULATION
------------------------------------

Net Loss                                                   ($25,242)         ($27,081)
                                                           =========         =========

Net Loss per common share                                    ($1.00)           ($1.08)
                                                             =======           =======

Weighted-average common shares                               25,241            25,109
                                                             =======           ======


DILUTED EARNINGS PER SHARE CALCULATION
--------------------------------------
Net Loss                                                   ($25,242)         ($27,081)
                                                           =========         =========

Net Loss per common share                                    ($1.00)           ($1.08)
                                                             =======           =======

Weighted-average common shares (1)                           25,336            25,188
                                                             ======            ======



(1)  Calculated as follows:
      Historical weighted average number of
          shares outstanding                                 25,241            25,109
      Assumed exercise of stock options                          33                17
      Assumed exercise of stock purchase                         62                62
                                                           --------           -------

                                                             25,336            25,188
                                                             ======           =======




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